UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2007

Commission File Number: 0-32593

Regal One Corporation

(Exact name of registrant as specified in its charter)

Florida                                                                                                     95-4158065

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

Item 8.01    Other Events.

    On May 7, 2007, Regal One Corporation (the "Company") and its officers and associated representatives and consultants, entered into a confidential, final and complete settlement with O2 Technology, Inc., Ronald Hofer, Richard Allen Smith and Amber Le Bleu-Hofer, resolving their differences which were detailed in the Orange County Superior court case, Eco Air vs. Regal One et. al., and the various cross-complaints in that litigation.  The parties determined that their business transaction failed to close through a mutual mistake of fact without fault by any party and, consequently, they never has any rights in each other.  All parties are returned to their status as if the contemplated transaction never occurred and no party admits or accepts any liability for events transpiring in the interim as between and among the various persons and corporations involved.  The parties acknowledge that they have no interest or claim to each other's securities and that there are no debts or obligations between them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

/s/ Malcolm Currie

     Malcolm Currie,

     Chief Executive Officer

Date: May 10, 2007